Exhibit 99.1

NextPlat Board of Directors Approves $2,000,000 Share Buyback Program

Revenue Growth and Expected Operational Cost-Cutting and Efficiencies to Support Goal of Positive Cash Flow in Late 2025

COCONUT GROVE, Fla., Dec. 17, 2024 /PRNewswire/ -- NextPlat Corp (NASDAQ: NXPL, NXPLW) ("NextPlat" or the "Company"), a global e-Commerce provider, today announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $2,000,000 of the Company's outstanding shares of common stock.

The timing, manner, price, and amount of any repurchases under the share repurchase program will be determined by the Company at its discretion. Purchases may be effected through open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or other means. The Company is not obligated to repurchase any specific number of shares and the program may be modified, suspended, or discontinued at any time.

The Company recently announced that it expects to report record 2024 annual revenue in excess of $63 million representing growth of over 70% compared to fiscal 2023. Results are driven by continued growth in satellite connectivity products, increases in high margin recurring airtime revenue and contributions from the healthcare business.

"Over the past year, our team has made significant investments into the future of NextPlat, expanding our global e-Commerce and domestic healthcare businesses, positioning it to deliver continued double-digit revenue growth in 2025," said Charles M. Fernandez, Executive Chairman and CEO of NextPlat. "Expected growth and our focus on generating positive operating cashflows in 2025, supported by a strong balance sheet with a sizable cash position, provides confidence in the opportunities ahead of us and through this buyback program, we hope to capture the unrecognized intrinsic value present in our common stock."

Purchases under this program may be funded from NextPlat's existing cash and cash equivalents and/or future cash flows.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-Commerce presence and revenue. NextPlat currently operates an e-Commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care LLC.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company's business and any of its products, services, or solutions. The words "believe," "forecast," "project," "intend," "expect," "plan," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company's ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company's previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained from the SEC's website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net